EXHIBIT 10.8

Birch Systems

December 29, 2006

Maris Licis

Tactical Solution Partners, Inc.

1403 Greenbrier Parkway, Suite 430

Chesapeake, VA 23320

Amendment to Consulting Agreement

Dear Mr. Licis:

As described in our December 10, 2006 Consulting Agreement, we agree to Amend the Base Compensation amount of shares issued to Birch Systems LLC (page 2, section 4, paragraph A) from 2 million (2,000,000) shares as stated to 1.25 million (1,250,000) shares.

All other provisions, terms and conditions of the Consulting Agreement remain in effect.

Please confirm your acceptance by 1) signing and dating in the space indicated below, 2) by faxing to 404-521-4547 and 3) by returning one original to me at the address below.

Cordially,

/s/ Ross E. Statham

Ross E. Statham

Managing Director

Accepted and Agreed to Amend:

/s/ Maris J. Licis	December 30, 2006
Maris Licis, Vice President of Corporate Development	Date
Tactical Solution Partners, Inc.

Birch Systems, LLC

2659 Freedom Parkway, Suite 328    Cumming, GA  30041    770.329.5400

www.birchsystems.com